UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

September 26, 2013

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	80-0873306
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA	23230
(Address of principal executive offices)	(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On September 26, 2013, Genworth Financial, Inc. (the “Company”) and its wholly-owned subsidiary, Genworth Holdings, Inc. (the “Borrower”), entered into a Credit Agreement (the “Credit Agreement”) with the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Barclays Bank PLC and Bank of America, N.A., as co-syndication agents, Deutsche Bank Securities Inc., Fifth Third Bank, Goldman Sachs Bank USA and UBS Securities LLC, as co-documentation agents, and J.P. Morgan Securities LLC, Barclays Bank PLC and Merrill Lynch Pierce Fenner & Smith Incorporated, as joint bookrunners and joint lead arrangers.

The Credit Agreement provides the Borrower with a $300 million, multicurrency revolving credit facility, with a $100 million sublimit for letters of credit. The proceeds of the loans may be used for working capital and general corporate purposes of the Borrower and its direct or indirect subsidiaries in the ordinary course of business. Subject to the conditions stated in the Credit Agreement, the Borrower may borrow, prepay and reborrow amounts under the facility at any time during the term of the Credit Agreement.

The credit facility is available on a revolving basis until September 26, 2016, unless the commitments are terminated earlier either at the request of the Borrower or by the lenders as a result of any event of default. On no more than two occasions during the term of the facility, the Borrower may request each lender to extend the maturity date of its commitment for an additional one-year period. The Borrower’s request will be granted if lenders (including any new lenders replacing non-consenting lenders) holding more than 50% of the commitments consent to the requested extension(s).

The obligations under the Credit Agreement are unsecured and payment of the Borrower’s obligations is fully and unconditionally guaranteed by the Company.

Any borrowings under the revolving credit facility will bear interest at a rate per annum equal to, at the option of the Borrower, (i) a rate based on the greater of JPMorgan Chase Bank N.A.’s prime rate, the federal funds rate and the one-month adjusted London interbank offered rate from time to time, or (ii) a rate based on the London interbank offered rate from time to time, plus in each case a margin that fluctuates based upon the ratings assigned from time to time by Moody’s Investors Service, Inc. and Standard & Poor’s Rating Group to the Borrower’s senior unsecured long-term indebtedness for borrowed money that is not guaranteed by any other person other than the Company or subject to any other credit enhancement. The Borrower will also pay a commitment fee at a rate that varies with the Borrower’s senior unsecured long-term indebtedness ratings and that is calculated on the average daily unused amount of the commitments, payable quarterly in arrears.

The Credit Agreement contains representations, warranties, covenants, terms and conditions customary for transactions of this type. These include negative covenants limiting the ability of the Borrower and its subsidiaries, to: (1) create liens other than permitted liens; (2) in the case of the Borrower and Genworth Life Insurance Company (“Genworth Life”), merge into or consolidate with any other person or permit any person to merge into or consolidate with them unless the Borrower or Genworth Life, as applicable, is the surviving person; (3) sell, transfer, lease, or otherwise dispose of all or substantially all of the assets of the Borrower and its subsidiaries, taken as a whole, and the assets of Genworth Life, subject to certain excluded transactions; (4) enter into certain transactions with affiliates; and (5) enter into certain restrictive agreements.

In addition, the Company agrees not to permit Priority Indebtedness to exceed 7.5% of its consolidated total capitalization (as defined in the Credit Agreement) as of the end of any fiscal quarter ending on and after September 30, 2013. Priority Indebtedness means indebtedness that would be included in the definition of consolidated total indebtedness (as defined in the Credit Agreement) that is also (i) indebtedness of any subsidiary of the Borrower, and (ii) without duplication, secured indebtedness of the Borrower or any of its subsidiaries; provided that certain indebtedness of the Company’s subsidiaries in Australia and Canada shall not be included in the calculation of Priority Indebtedness.

The Credit Agreement also contains financial covenants that require the Company not to permit (i) its capitalization ratio (as defined in the Credit Agreement) to be greater than 0.35 to 1.00, and (ii) its consolidated net worth (as defined in the Credit Agreement) to be less than the sum of $8.9 billion plus 50% of its consolidated net income (as defined in the Credit Agreement), in each case as of the end of each fiscal quarter ending on and after September 30, 2013.

The Credit Agreement contains certain customary events of default, subject to customary grace periods, including, among others: (1) failure to pay when due principal, interest or any other amounts due and payable under the Credit Agreement; (2) incorrectness in any material respect of representations and warranties when made or deemed made; (3) breach of specified covenants; (4) cross-defaults with other material indebtedness (as defined in the Credit Agreement) exceeding an aggregate principal amount of $100 million; (5) certain ERISA events, (6) bankruptcy and insolvency events, (7) occurrence of a change in control of the Company; (8) inability to pay debts as they become due; (9) certain undischarged judgments; (10) the Company’s guaranty ceases to be valid, binding and enforceable in accordance with its terms; or (11) issuance by any insurance regulatory official of any material corrective order or initiation by any such official of any material regulatory proceeding to oversee or direct management, if such order of proceeding continues undismissed for a period of 30 days. If any event of default occurs that is not cured within applicable grace periods set forth in the Credit Agreement or waived, the administrative agent may (or at the request of lenders holding more than 50% of the commitments shall) immediately terminate all commitments under the Credit Agreement and declare the loans and other obligations due and immediately payable.

As of the date of this report, there were no amounts outstanding under the Credit Agreement.

Several of the agents and lenders under the Credit Agreement and their affiliates have or may in the future have various relationships with the Company, the Borrower, and their respective subsidiaries involving the provision of financial services, including investment banking, commercial banking, advisory, cash management, custody and trust services, for which they have received and may in the future receive customary fees.

This summary of the Credit Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to all of the terms of the Credit Agreement, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Number	Description

10.1	Credit Agreement, dated as of September 26, 2013, among Genworth Financial, Inc., as guarantor, Genworth Holdings, Inc., as borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Barclays Bank PLC and Bank of America, N.A., as co-syndication agents, Deutsche Bank Securities Inc., Fifth Third Bank, Goldman Sachs Bank USA and UBS Securities LLC, as co-documentation agents, and J.P. Morgan Securities LLC, Barclays Bank PLC and Merrill Lynch Pierce Fenner & Smith Incorporated, as joint bookrunners and joint lead arrangers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENWORTH FINANCIAL, INC.

Date: September 27, 2013	By:	/s/ Martin P. Klein
Martin P. Klein
Executive Vice President and Chief Financial Officer

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